• ExGen’s effective tax rate declines due to its declining pre-tax income relative to the tax credits it generates, which remain relatively constant • Exelon’s consolidated tax rate remains reasonably constant as growing earnings from the Utilities at a higher effective tax rate offset the declining tax rate at ExGen Tax Rate and Utility Asset Projections at Current Plan 1 Tax Rate Expectations(1) 2018 2019 2020 ExGen Tax Rate 33% 28% 27% Consolidated Tax Rate 34% 33% 34% Consol. Cash Tax Rate 1% 6% 28% Exelon Utilities Asset Projections ($B)(2) 2018 2019 2020 Rate Base 36.6 38.6 40.8 Deferred Tax Liabilities 14.4 15.2 15.7 Key Highlights Key Highlights • Deferred tax liabilities are growing at a slowing rate through 2020 as percentage of new investment impacted by bonus depreciation declines Note: tax rates and liabilities are based on the current tax code before the effect of any reforms that may be adopted (1) Rounded to the nearest 1% (2) All numbers reflect year-end 2016